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                                                                   EXHIBIT 10.43



                           INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (the "Agreement"), made and entered into July 17, 1997, is by and between Packaged Ice, Inc., a Texas corporation (the "Company") and Rod Sands ("Indemnitee").

                                    RECITALS

         A. It is anticipated that Indemnitee will serve as a director of the Company and in such capacity will be performing a valuable service to the Company.

         B. The Company's Bylaws (the "Bylaws") provide for the indemnification of the directors and officers of the Company.

         C. The Bylaws provide that the Company shall indemnify the directors and officers of the Company to the fullest extent permitted by applicable law including, without limitation, Article 2.02-1 of the Texas Business Corporation Act, as amended to date and as may be amended from time to time (the "Corporation Act").

         D. The Corporation Act specifically provides that a corporation may maintain another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in such capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against such liability under the Corporation Act, and thereby contemplates that agreements may be entered into between the Company and officers and directors of the Company with respect to the indemnification of such officers and directors.

         E. The applicability, amendment and enforcement of statutory and bylaw indemnification provisions have raised questions concerning the adequacy and reliability of the protection afforded thereby.

         F. In order to resolve such questions and to induce Indemnitee to serve or continue to serve as a director of the Company for the remainder of his term and for any subsequent term to which he is elected by the shareholders of the Company, the Company has deemed it to be in the best interest of the Company to enter into this Agreement.

         NOW, THEREFORE, in consideration of Indemnitee's agreement to serve or continue to serve as a director of the Company after the date hereof, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
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                 (a)      Change in Control.  A "Change in Control" shall be
         deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than persons currently holding securities representing 25% or more of the combined voting power of the outstanding securities of the Company, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the outstanding securities of the Company, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or
         (iii) the shareholders of the Company approve (A) a merger or consolidation of the Company with any other entity (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), (B) a plan of complete liquidation of the Company or
         (C) an agreement or agreements for the sale or disposition, in a single transaction or series of related transactions, by the Company of all or substantially all of the property and assets of the Company. Notwithstanding the foregoing, events otherwise constituting a Change in Control in accordance with the foregoing shall not constitute a Change in Control if such events are solicited by the Company and are approved, recommended or supported by the Board of Directors of the Company in actions taken prior to, and with respect to, such events.

                 (b) Reviewing Party. A "Reviewing Party" means (i) a quorum of the Board of Directors of the Company who, at the time of the vote, are not named defendants or respondents in the proceeding,
         (ii) if such a quorum cannot be obtained, a committee of the Board of Directors of the Company, designated to act in the matter by majority vote of all members of the Board of Directors, consisting solely of two or more directors who, at the time of the vote, are not named defendants or respondents in the proceeding, (iii) special legal counsel selected by a majority vote of a quorum of the Board of Directors of the Company or a committee of the Board of Directors, as constituted in accordance with (i) and (ii) above, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors or (iv) the shareholders excluding any shareholders who are named defendants or respondents in the proceeding.

         2. Indemnification of Indemnitee. The Company hereby agrees that it shall hold harmless and indemnify Indemnitee to the fullest extent authorized and permitted by the provisions of the Bylaws and the provisions of the Corporation Act, or by any amendment thereof, but in the





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case of any such amendment, only to the extent that such amendment permits the
Company to provide broader indemnification rights than the Bylaws or Corporation Act permitted the Company to provide prior to such amendment, or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

         3.      Liability Insurance.

                 (a) Maintenance of D&O Insurance. The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as a director, officer or agent of the Company and thereafter so long as Indemnitee shall be subject to any possible proceeding by reason of the fact that Indemnitee was a director, officer or agent of the Company, the Company, subject to Section 3(b) below, shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

                 (b) Limitation on Required Maintenance of D&O Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a subsidiary of the Company or by another person pursuant to a contractual obligation owed to the Company or Indemnitee.

         4. Letter of Credit. So long as Indemnitee may be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was an officer or director, the Company agrees to establish a letter of credit (the "Letter of Credit") against which Indemnitee may personally draw to cover expenses for which Indemnitee is indemnified pursuant to Section 2 or Section 5 hereof. If not established by the Company prior to receipt of notification pursuant to Section 7 or Section 13 hereof, the Letter of Credit shall be promptly established by the Company upon receipt of such notification.

         5. Additional Indemnification. Subject only to the exclusions set forth in Section 6 hereof, the Company hereby agrees that it shall hold harmless and indemnify Indemnitee:

                 (a) against any and all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses, including attorneys' fees and court costs, actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, including, without limitation, an action by or on behalf of the shareholders of the Company or by or in the right of the Company, to which Indemnitee is, was or at any time becomes a party, or is





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         threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director or officer of the Company, or is or was serving, or at any time serves, at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan, or other enterprise; and

                 (b) otherwise to the fullest extent as may be provided to Indemnitee by the Company under the provisions of the Corporation Act permitting such indemnification.

         6. Limitations on Additional Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company:

                 (a) in respect to any transaction if it shall be determined by the Reviewing Party, or by final judgment or other final adjudication, that Indemnitee derived an improper personal benefit;

                 (b) on account of Indemnitee's conduct which is determined by the Reviewing Party, or by final judgment or other final adjudication, to have involved acts or omissions not in good faith, intentional misconduct or a knowing violation of law; or

                 (c) if the Reviewing Party or a court having jurisdiction in the matter shall determine that such indemnification is in violation of the Company's Articles of Incorporation (the "Articles"), the Bylaws or the law.

         7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, without limitation, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) incurred by Indemnitee in the investigation, defense, settlement or appeal of a proceeding, but is not entitled to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which the Indemnitee is entitled.

         8. Advancement of Expenses. In the event of any threatened or pending action, suit or proceeding in which Indemnitee is a party or is involved and which may give rise to a right of indemnification under this Agreement, following written request to the Company by Indemnitee, the Company shall pay promptly to Indemnitee amounts to cover expenses incurred by Indemnitee in such proceeding (including, without limitation, payments of retainers for legal services) in advance of its final disposition upon the receipt by the Company of (i) a written affirmation by the Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification and (ii) a written undertaking executed by or on behalf of Indemnitee to repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company for such expenses as provided in this Agreement or the Bylaws and (iii) satisfactory evidence as to the amount of such expenses.





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         9.      Fee to Indemnitee.  If Indemnitee is not an officer or
employee of the Company at the time of any pending action, suit or proceeding to which Indemnitee is a party, the Company agrees to pay to Indemnitee, in addition to any other payments due to Indemnitee under any other contract or arrangement, an amount equal to $100.00 per hour for each hour which Indemnitee spends in connection with any such action, suit or proceeding to which Indemnitee is a party or otherwise becomes involved as a result of Indemnitee's position as a director of the Company, plus the amount of all reasonable out-of-pocket expenses incurred by Indemnitee.

         10. Repayment of Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company for all reasonable expenses paid by the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be determined by final judgment or other final adjudication that Indemnitee is not entitled to be indemnified by the Company for such expenses under the provisions of the Corporation Act or any applicable law.

         11. Determination of Indemnification; Burden of Proof. With respect to all matters concerning the rights of Indemnitee to indemnification and payment of expenses under this Agreement or under the provisions of the Bylaws now or hereafter in effect, the Company shall appoint a Reviewing Party, and any determination by the Reviewing Party shall be conclusive and binding on the Company. If under applicable law, the entitlement of Indemnitee to be indemnified under this Agreement depends on whether a standard of conduct has been met, the burden of proof of establishing that Indemnitee did not act in accordance with such standard of conduct shall rest with the Company. Indemnitee shall be presumed to have acted in accordance with such standard and entitled to indemnification or advancement of expenses hereunder, as the case may be, unless, based upon a preponderance of the evidence, it shall be determined by the Reviewing Party that Indemnitee did not meet such standard. For purposes of this Agreement, unless otherwise expressly stated herein, the termination of any action, suit or proceeding by judgment, order, settlement, whether with or without court approval, or conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         12. Effect of Change in Control. If there has not been a Change in Control after the date of this Agreement, the determination of the (i) rights of Indemnitee to indemnification and payment of expenses under this Agreement or under the provisions of the Bylaws, (ii) standard of conduct, and
(iii) evaluation of the reasonableness of amounts claimed by Indemnitee, shall be made by the Reviewing Party or such other body or persons as may be permitted by the Corporation Act. If there has been a Change in Control after the date of this Agreement, such determination and evaluation shall be made by a special, independent counsel who is selected by Indemnitee and approved by the Company, which approval shall not be unreasonably withheld, and who has not otherwise performed services for Indemnitee or the Company.





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         13.     Continuation of Indemnification.  All agreements and
obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan, or other enterprise, and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, by reason of the fact that Indemnitee was an officer or director of the Company or served in any other capacity referred to herein.

         14. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the threat or commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect hereof is to be made against the Company under this Agreement, notify the Company of the threat or commencement thereof; provided, however, that delay in so notifying the Company shall not constitute a waiver or release by Indemnitee of rights hereunder and that omission by Indemnitee to so notify the Company shall not relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the threat or commencement thereof:

                 (a) The Company shall be entitled to participate therein at its own expense.

                 (b) Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof and to employ counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to so assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel of his own choosing in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of assumption by the Company of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been specifically authorized by the Company, such authorization to be conclusively established by action by disinterested shareholders of the Company though less than a quorum;
         (ii) representation by the same counsel of both Indemnitee and the Company would, in the reasonable judgment of Indemnitee and the Company, be inappropriate due to an actual or potential conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, such conflict of interest to be conclusively established by an opinion of counsel to the Company to such effect;
         (iii) the counsel employed by the Company and reasonably satisfactory to Indemnitee has advised Indemnitee in writing that such counsel's





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         representation of Indemnitee would likely involve such counsel in representing differing interests which could adversely affect the judgment or loyalty of such counsel to Indemnitee, whether it be a conflicting, inconsistent, diverse or other interest; or (iv) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be paid by the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which a conflict of interest has been established as provided in (ii) hereof. Notwithstanding the foregoing, if an insurance company has supplied directors' and officers' liability insurance covering an action, suit or proceeding, then such insurance company shall employ counsel to conduct the defense of such action, suit or proceeding unless Indemnitee and the Company reasonably concur in writing that such counsel is unacceptable.

                 (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without their written consent. The Company shall not settle any action or claim in any manner which would impose any liability or penalty on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent to any proposed settlement.

         15.     Enforcement.

                 (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to serve as an officer and/or director of the Company and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

                 (b) If a claim for indemnification or advancement of expenses is not paid in full, or if the Letter of Credit has not been established, by the Company within 30 days after a written claim by Indemnitee has been received by the Company, Indemnitee may at any time assert the claim and bring suit against the Company to recover the unpaid amount of the claim. In the event Indemnitee is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee's reasonable attorneys' fees and expenses in bringing and pursuing such action.

         16. Proceedings by Indemnitee. The Company shall not be liable to make any payment under this Agreement in connection with any action, suit or proceeding, or any part thereof, initiated by Indemnitee unless such action, suit or proceeding, or part thereof, was authorized by the Company, such authorization to be conclusively established by action by disinterested shareholders of the Company though less than a quorum.





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         17.      Effectiveness.  This Agreement is effective for, and
shall apply to, (i) any claim which is asserted or threatened before, on or after the date of this Agreement but for which no action, suit or proceeding has been brought prior to the date hereof and (ii) any action, suit or proceeding which is threatened before, on or after the date of this Agreement but which is not pending prior to the date hereof. This Agreement shall not apply to any action, suit or proceeding which was brought before the date of this Agreement. So long as the foregoing is satisfied, this Agreement shall be effective for, and be applicable to, acts or omissions occurring prior to, on or after the date hereof.

         18. Nonexclusivity. The rights of Indemnitee under this Agreement shall not be deemed exclusive, or in limitation of, any rights to which Indemnitee may be entitled under any applicable common or statutory law, or pursuant to the Articles, the Bylaws, vote of shareholders or otherwise.

         19. Other Payments. The Company shall not be liable to make any payment under this Agreement in connection with any action, suit or proceeding against Indemnitee to the extent Indemnitee has otherwise received payment of the amounts otherwise payable by the Company hereunder.

         20. Subrogation. In the event the Company makes any payment under this Agreement, the Company shall be subrogated, to the extent of such payment, to all rights of recovery of Indemnitee with respect thereto, and Indemnitee shall execute all agreements, instruments, certificates or other documents and do or cause to be done all things necessary or appropriate to secure such recovery rights to the Company including, without limitation, executing such documents as shall enable the Company to bring an action or suit to enforce such recovery rights.

         21. Survival; Continuation. The rights of Indemnitee under this Agreement shall inure to the benefit of Indemnitee, his heirs, executors, administrators, personal representatives and assigns, and this Agreement shall be binding upon the Company, its successors and assigns. The rights of Indemnitee under this Agreement shall continue so long as Indemnitee may be subject to any action, suit or proceeding because of the fact that Indemnitee is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan, or other enterprise. If the Company, in a single transaction or series of related transactions, sells, leases, exchanges, or otherwise disposes of all or substantially all of its property and assets, the Company shall, as a condition precedent to any such transaction, cause effective provision to be made so that the persons or entities acquiring such property and assets shall become bound by and replace the Company under this Agreement.





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         22.     Amendment and Termination.  No amendment, modification,
termination or cancellation of this Agreement shall be effective unless made in writing signed by both parties hereto.

         23. Headings. Section headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         24. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         25. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:


         (a)    if to the Company:    Packaged Ice, Inc.
                                      8572 Katy Freeway, Suite 101
                                      Houston, Texas 77024

                with a copy to:       Alan Schoenbaum, P.C.
                                      Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                      1500 NationsBank Plaza
                                      300 Convent Street
                                      San Antonio, Texas  78205

         (b)    if to Indemnitee:     to the address on the signature page
                                      hereof


                 Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

         26. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the





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provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

         27. Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         28. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.





                         [SIGNATURES ON FOLLOWING PAGE]





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         IN WITNESS WHEREOF, the parties hereto have caused this
Indemnification Agreement to be executed on the day and year first above written.


                                COMPANY:

                                PACKAGED ICE, INC.


                                By:
                                   -----------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
                                      --------------------------------------


                                INDEMNITEE:



                                --------------------------------------------
                                Name:
                                     ---------------------------------------

                                Address:         SV Capital Partners, L.P.
                                                 200 Concord Plaza, Suite 620
                                                 San Antonio, Texas 78216





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